                       TERMINATION AND RELEASE AGREEMENT

     This TERMINATION AND RELEASE AGREEMENT (this "AGREEMENT"), dated as of September 25, 1998, by and among Global Motorsport Group, Inc., a Delaware corporation (the "COMPANY"), GMS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("ACQUISITION SUB") and Fremont Acquisition Company III, LLC, a Delaware limited liability company ("PURCHASER"); collectively the "PARTIES." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                                    RECITALS

     A. The parties hereto have entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of June 28, 1998 (the "MERGER AGREEMENT"), pursuant to which, among other things, the Company agreed to make a cash tender offer (the "OFFER") to acquire up to 4,820,000 shares of its common stock.

     B.  The Company commenced the Offer on July 13, 1998.

     C. At the initial scheduled expiration date of the Offer on August 12, 1998, one or more conditions to the Offer were not satisfied.

     D. Pursuant to Section 1.1(b) of the Merger Agreement, Purchaser requested that the Company extend the scheduled expiration date of the Offer.

     E. The Company extended the expiration date of the Offer to September 25, 1998.

     F. At the scheduled expiration date of the Offer, the Parties anticipate that one or more of the conditions to the Offer shall not be satisfied.

     G. The Parties wish to terminate the Merger Agreement and clarify the rights and obligations among them.

     Therefore, in consideration of the foregoing recitals and promises and payment specified below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                            TERMINATION AND RELEASE

     1.  TERMINATION OF THE MERGER AGREEMENT.  Subject to the terms of this
         ------------------------------------
Agreement and except for Section 8.3(b) of the Merger Agreement, the Parties hereby agree to terminate the Merger Agreement and abandon the Transactions pursuant to Section 10.1(a) of the Merger Agreement.

     2.  EFFECTIVENESS OF TERMINATION.  The termination of the Merger Agreement
         -----------------------------
as set forth above shall be effective upon execution of this Agreement by the Parties.

     3.  EXPENSE REIMBURSEMENT PAYMENT IN SATISFACTION OF ALL CLAIMS.  Pursuant
         ------------------------------------------------------------
to Section 10.3(b) of the Merger Agreement, the Company shall pay to Purchaser One Million dollars ($1,000,000) (the "EXPENSE REIMBURSEMENT PAYMENT") by wire transfer of immediately available funds to the bank account set forth in Exhibit A attached hereto. The Expense Reimbursement Payment shall be made promptly following execution of this Agreement, but in no event later than one (1) business day following the date hereof. The Expense Reimbursement Payment shall constitute full satisfaction of any and all obligations of the Company and Acquisition Sub to reimburse Purchaser and its Affiliates pursuant to the Merger Agreement for fees and expenses actually and reasonably incurred by any of them or on their behalf in connection with the Merger Agreement and the Transactions (the "EXPENSES"). For purposes hereof, the Expenses shall mean any fees, costs, expenses and disbursements incurred or payable to Purchaser and its Affiliates, Bank of America, NT & SA, BancAmerica Robertson Stephens, BT Alex Brown, Fletcher Spaght, Inc., Environ, Skadden, Arps, Slate, Meagher & Flom LLP, O'Melveny & Meyers LLP, Katten, Muchin & Zavis, Arthur Anderson LLP, American Stock Transfer & Trust Company (but only with respect to its role as Depositary in the Offer), MacKenzie Partners, Inc. (but only with respect to its role as Information Agent in the Offer), R.R. Donnelly Financial Printers, Inc. and any other credit or financing source, investment bankers, or counsel retained by Purchaser or any of the foregoing in connection with the Merger Agreement and the Transactions. In consideration of the Expense Reimbursement Payment, Purchaser agrees to pay the Expenses.

     4.  PURCHASER RELEASE.  Except for the obligations arising under this
         ------------------
Agreement, Purchaser, with full understanding of the contents and legal effect of this Agreement, on behalf of itself and on behalf of its subsidiaries, shareholders, directors, officers, members, employees, agents, attorneys, insurers, and any of its predecessors, successors-in-interest, and assigns ("AFFILIATES") hereby irrevocably and unconditionally releases and discharges the Company and Acquisition Sub and their Affiliates from any and all actions, causes of action, claims, obligations, fees, expenses, costs, attorneys' fees, damages, losses, liabilities and demands, of whatever character, including, without limiting the generality of the foregoing, actions arising from contract, tort, and bankruptcy, and any other claims of any nature or kind which are or could have been asserted with respect to, or in any way arise out of or are related to, the Merger Agreement and the Transactions.

     5.  COMPANY AND ACQUISITION SUB RELEASE.  Except for the obligations
         ------------------------------------
arising under this Agreement, the Company and Acquisition Sub, with full understanding of the contents and legal effect of this Agreement, on behalf of themselves and their Affiliates hereby irrevocably and unconditionally release and discharge Purchaser and its Affiliates from any and all actions, causes of action, claims, obligations, fees, expenses, costs, attorneys' fees, damages, losses, liabilities and demands, of whatever character, including, without limiting the generality of the foregoing, actions arising from contract, tort, and bankruptcy, and any other claims of any nature or kind which are or could have been asserted with respect to, or in any way arise out of or are related to, the Merger Agreement and the Transactions.

     6.  SECTION 1542 WAIVER.  It is further understood and agreed by the
         --------------------
Parties that, except for the obligations arising under this Agreement, the foregoing Releases extend to all claims, of every nature and kind whatsoever, known, suspected, or unsuspected, past, present or future, and all rights under
Section 1542 of the California Civil Code, in so far as applicable to this Agreement, are hereby expressly waived by the Parties and their respective Affiliates. Said section reads as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Parties hereby acknowledge that they may hereafter discover facts different from, or in addition to, those which they now believe to be true with respect to the released claims, and agree that this Agreement and releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

     7.  PRESS RELEASE; NONDISPARAGEMENT.  With respect to the termination of
         --------------------------------
the Merger Agreement, the Parties agree that the press release attached hereto as Exhibit B shall be issued. Each of the Parties further agrees that it will not disparage any of the other Parties, or their respective directors, officers, stockholders, members, or employees, in any manner intended to be harmful to Purchaser or the Company or any of their respective Affiliates, or their respective reputations, or the personal or business reputation of such directors, officers, stockholders, members or employees; provided, however, that
                                                         --------  -------
each Party may respond accurately and fully to any question, inquiry or request for information as may be required by applicable law.

     8.  ENTIRE AGREEMENT.  It is further understood and agreed that this
         -----------------
Agreement constitutes the entire understanding between the Parties. All prior negotiations and understandings between the Parties, whether oral or written, have been merged herein.

     9.  NO PROMISES, REPRESENTATIONS, WARRANTIES.  It is further understood and
         -----------------------------------------
acknowledged that none of the Parties have made any promise, representation, or warranty whatsoever, express or implied, except as expressly set forth herein, to induce the other to execute this Agreement, and the Parties acknowledge that they have not executed this Agreement in reliance upon any such promise, representation, or warranty; except that (i) the Company hereby represents that it has complied in all respects with the provisions of Section 8.2 of the Merger Agreement, and (ii) Purchaser hereby acknowledges and agrees that discussions or negotiations by the Company, its Affiliates or advisors with financial institutions concerning a repurchase of its shares by the Company, or similar transactions not involving the sale of control of the Company to a third party, shall not be deemed to breach the provisions of Section 8.2 of the Merger Agreement.

     10.  NO ADMISSIONS.  It is further understood and agreed that this
          --------------
Agreement represents the release of all claims, except as set forth in this Agreement, by the Parties and their respective Affiliates. Neither the payment of any sums of money, nor the execution of this Agreement, shall constitute or shall be construed as an admission of any liability whatsoever by any of the Parties or their respective Affiliates.

     11.  SUCCESSORS.  The Parties further expressly agree that this Agreement
          -----------
shall be binding upon and inure to the benefit of their respective directors, officers, members, servants, agents, employees, divisions, subsidiaries, affiliated companies, heirs, administrators, successors and assigns, as applicable.

     12.  ASSIGNMENT OF CLAIMS.  The Parties represent and warrant that they
          ---------------------
have not made any assignment of any claim or cause of action related in any way to this Agreement.

     13.  ATTORNEYS' FEES.  In the event of any dispute, litigation or other
          ----------------
adversary proceeding that may arise with respect to the subject matter of this Agreement, the prevailing party will be entitled to receive from the other reasonable attorneys' fees, costs and expenses incurred in said proceeding. The "prevailing party" means the party determined by the court or arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the party in whose favor a judgment is rendered.

     14.  MODIFICATION.  The Parties understand and agree that this Agreement
          -------------
may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever except in writing duly executed by each of the Parties or their authorized representatives.

     15.  SEVERABILITY.  The provisions of this Agreement shall be considered
          -------------
severable, such that if any provision or part thereof shall at any time be held under any law or ruling to be invalid, such provision or part shall remain in force to the extent allowed by law, and all other provisions shall remain in force and effect and enforceable.

     16.  CHOICE OF LAW.  This Agreement shall be governed by, and construed in
          --------------
accordance with, the laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

     17.  CAPTIONS.  The section captions used in this Agreement are used for
          --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     18.  FACSIMILE SIGNATURES.  Any signature page delivered by a fax machine
          --------------------
or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party which requests it.

     19.  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same agreement.


     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on its behalf as of the day and year first above written.



GLOBAL MOTORSPORT GROUP, INC., A DELAWARE            FREMONT ACQUISITION COMPANY III, LLC, A
 CORPORATION                                           DELAWARE LIMITED LIABILITY COMPANY

BY: /s/ Joseph F. Keenan                              BY: /s/ Kevin Baker
   -------------------------------------------           ----------------------------------------
   Name:  Joseph F. Keenan                               Name:  Kevin Baker
   Title:   Chairman of the Board                        Title:    Vice President and Secretary

GMS ACQUISITION CORP., A DELAWARE CORPORATION

BY:  /s/ Joseph F. Keenan
   ------------------------------------------
     Name: Joseph F. Keenan
     Title:   Sole Director

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